Report of Independent Accountants

To the Board of Trustees and Shareholders of Nuveen Investment Trust:

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Nuveen Large-Cap Value Fund, Nuveen Balanced Municipal and Stock Fund,
Nuveen Balanced Stock and Bond Fund, and Nuveen
European Value Fund (constituting Nuveen Investment
Trust, hereafter referred to as the "Funds") at June 30, 2002, and the results of each of their operations, the changes in each of their net assets and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United
States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June
30, 2002 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial statements and financial highlights of the Funds as of June 30, 2001 and for the periods then ended and prior were audited by other independent accountants whose report dated August 20, 2001 expressed an unqualified opinion on those statements.


PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
August 15, 2002
2


2